As filed with the Securities and Exchange Commission on August 20, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BEYOND AIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3812456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Lisi

Chairman and Chief Executive Officer

Beyond Air, Inc.

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams Stephen M. Nicolai Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Adam Newman General Counsel Beyond Air, Inc. 900 Stewart Avenue, Suite 301 Garden City, NY 11530 (516) 665-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant, Beyond Air, Inc., previously registered 626,308 shares of its common stock, par value $0.0001 per share, on behalf of the selling stockholders pursuant to a Registration Statement on Form S-3 (File No. 333-273942), filed on August 11, 2023 (the “2023 Registration Statement”). The selling stockholders did not sell any of the securities under the 2023 Registration Statement (such unsold securities thereunder, the “2023 Unsold Securities”). This registration statement hereby replaces the 2023 Registration Statement in its entirety, and the offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2024

PRELIMINARY PROSPECTUS

1,724,019 Shares of Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 1,724,019 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 333,843 shares (the “Warrant Shares”) of our common stock issuable to the selling stockholders upon the exercise of warrants (the “Warrants”) issued to the selling stockholders pursuant to that certain Loan and Security Agreement, dated June 15, 2023, including the initial Supplement referenced therein (the “Supplement”), by and among us, our wholly owned subsidiary, Beyond Air Ltd. (the “Guarantor”), Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue”), and Avenue Venture Opportunities Fund II, L.P., as a lender (“Avenue 2” and, together with Avenue, the “Lenders”), as amended by that certain First Amendment to Loan Documents, dated June 21, 2024 (as amended and together with the Supplement as amended, the “Loan and Security Agreement”); and (ii) 1,390,176 shares (the “Conversion Shares” and together with the Warrant Shares, the “Shares”) of our common stock issuable to the selling stockholders upon conversion of up to $3,000,000 of the outstanding principal amount under the senior secured term loans issued by us pursuant to the Loan and Security Agreement (the “Conversion Right”), calculated by dividing such total aggregate convertible amount by 130% of the exercise price of certain of the Warrants as of the date of this prospectus (i.e., $1.66), or $2.158.

The Warrants were issued to the selling stockholders in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. We are registering the offer and resale of the Shares to satisfy the provisions of the Loan and Security Agreement, pursuant to which we agreed to register the resale of the Shares.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “XAIR”. On August 19, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.514 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2024

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 1,724,019 shares of our common stock. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.

The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus, or in any free writing prospectus that is authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

Industry and Market Data

This prospectus and the documents incorporated by reference contain estimates, projections, market research and other information concerning our industry, our business, markets for LungFit® PH and our product candidates and the size of those markets, the prevalence of certain medical conditions, LungFit® PH market access, prescription data and other physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

Note Regarding Trademarks

Beyond Air™, the Beyond Air logo and other trademarks or service marks of Beyond Air, Inc. appearing in this prospectus are the property of Beyond Air, Inc. All other trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and tradenames in this prospectus are sometimes referred to without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies, products or services.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

When we refer to Beyond Air, Inc., and its subsidiaries, we use the terms “Beyond Air,” the “Company,” “us,” “we” and “our.”

Overview

We are a commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide (“NO”) generators and delivery systems (the “LungFit® platform”) capable of generating NO from ambient air. Our first device, LungFit® PH received premarket approval (“PMA”) from the U.S. Food and Drug Administration (“FDA”) in June 2022. The NO generated by the LungFit® PH system is indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilatory support and other appropriate agents. This condition is commonly referred to as persistent pulmonary hypertension of the newborn (“PPHN”). The LungFit® platform can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. In July 2022, we commenced marketing LungFit® PH in the United States for PPHN as a medical device.

LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. Our current areas of focus with LungFit® are PPHN, viral community-acquired pneumonia (VCAP) including COVID-19, bronchiolitis (BRO), nontuberculous mycobacteria (NTM) lung infection and those with various severe lung infections with underlying chronic obstructive pulmonary disease (COPD). Our current product candidates will be subject to premarket reviews and approvals by the FDA, certification through the conduct of a conformity assessment by a notified body in the EU for the product to be CE marked, as well as comparable foreign regulatory authorities.

With Beyond Air’s focus on NO and its effect on the human condition, there are two additional programs that do not utilize our LungFit® system. Through our majority-owned affiliate Beyond Cancer, Ltd. (“Beyond Cancer”), NO is used to target solid tumors. The LungFit® platform is not utilized for the solid tumor indication due to the need for ultra-high concentrations of gaseous nitric oxide (“UNO”). A proprietary delivery system has been developed that is designed to safely deliver UNO in excess of 10,000 ppm directly to a solid tumor. This program has advanced to a phase 1 clinical trials.

On November 4, 2021, we reorganized our oncology business into a new private company called Beyond Cancer. Our preclinical oncology team and the exclusive right to the intellectual property portfolio utilizing UNO for the treatment of solid tumors now reside with Beyond Cancer. Beyond Air has 80% ownership in Beyond Cancer.

The second program, which does not utilize the LungFit® platform, partially inhibits neuronal nitric oxide synthase (nNOS) in the brain to treat neurological conditions. The first target indication is autism spectrum disorder (“ASD”). ASD is a serious neurodevelopmental and behavioral disorder, and one of the most disabling conditions and chronic illnesses in children. ASD includes a wide range of developmental disorders that share a core of neurobehavioral deficits manifested by abnormalities in social interactions, deficits in communication, restricted interests, and repetitive behaviors. In 2023, the CDC reported that approximately 1 in 36 children in the U.S. is diagnosed with an ASD. The cost of caring for Americans with autism had reached $268 billion in 2015 and would rise to $461 billion by 2025 in the absence of more-effective interventions and support across the life span. We expect this program to progress from pre-clinical to a phase 1 first-in-human clinical trial in 2025. Beyond Air has formed a wholly owned subsidiary called NeuroNOS Limited (Ireland) which is responsible for pre-clinical and clinical development.

LungFit® PH is the first FDA-approved system using our patented plasma pulse technology to generate on-demand NO from ambient air and, regardless of dose or flow, deliver it to a ventilator circuit. The device uses a medical air compressor to drive room air through a plasma chamber in the center of the unit where pulses of electrical discharge are created between two electrodes. The system uses the power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, which then combine as NO with low levels of nitrogen dioxide (“NO2”) created as a byproduct. The products are then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit. With respect to PPHN, the novel LungFit® PH is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients.

We believe the ability of LungFit® PH to generate NO from ambient air provides us with many competitive advantages over the current standard of NO delivery systems in the U.S., the EU, Japan and other markets. For example, LungFit® PH does not require the use of a high-pressure cylinder, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

Our novel LungFit® platform can also deliver a high concentration (>150 ppm) of NO directly to the lungs, which we believe has the potential to eliminate microbial infections including bacteria, fungi and viruses, among others. We believe that current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered (<100 ppm). Given that NO is produced naturally by the body as an innate immunity mechanism, at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our preclinical studies and clinical trials, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor comparable foreign regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for >80 ppm NO.

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Recent Developments

On June 21, 2024 (the “Amendment Closing Date”), Beyond Air and the Guarantor entered into the First Amendment with the Agent and the Lenders, which amends the Loan and Security Agreement. As previously disclosed, Beyond Air and the Guarantor entered into the initial Loan and Security Agreement with the Agent and the Lenders on June 15, 2023 (the “Initial Closing Date”). The Loan and Security Agreement provides for senior secured term loans (the “Loans”) in an aggregate principal amount up to $40.0 million, with (i) $17.5 million advanced on the Initial Closing Date (Tranche 1), (ii) up to $10.0 million which may be advanced upon our request between April 1, 2024 and September 30, 2024, subject to us having achieved total revenue derived from the sale of LungFit® PH (other than licensing revenue) (“Product Revenue”) for the three-month period prior to funding of not less than 85% of projected Product Revenue for such period (“Tranche 2”), and (iii) up to $12.5 million which may be advanced after April 1, 2024, subject to (a) the Agent and Lenders having received investment committee approval and (b) us and Lenders having mutually agreed to draw and fund, respectively, such amount. The Loans are due and payable on June 1, 2027.

Following the expiration of an initial interest-only period, the Loan principal is repayable in equal monthly installments. Pursuant to the First Amendment, the expiration date of the interest-only period was extended from December 15, 2024 (with amortization payments commencing on January 1, 2025) to June 30, 2025 (with amortization payment commencing on July 1, 2025), with the possibility of further deferring principal payments an additional 12 months contingent upon our achievement of at least $40.0 million of product revenue in the fiscal year ending March 31, 2025 and whether we have fully drawn Tranche 2.

On the Initial Closing Date and pursuant to the funding of Tranche 1 of the Loan and Security Agreement, we issued to each of Avenue and Avenue 2 (collectively, the “Warrantholders”) warrants to purchase up to 93,537 and 140,306 shares, respectively, of our common stock (the “Tranche 1 Warrants”). The Tranche 1 Warrants expire on June 15, 2028 and have an exercise price of $1.66.

Pursuant to the initial Supplement, Avenue also has the right to convert up to $3,000,000 of the outstanding principal of the Loans into shares of our common stock (the “Conversion Right”) at a current price per share equal to $2.158, representing 130% of the exercise price of the Tranche 1 Warrants.

On the Amendment Closing Date, we issued to each of Avenue and Avenue 2 warrants to purchase up to 40,000 and 60,000 shares, respectively, of our common stock. These warrants expire on June 30, 2029 and have an exercise price per share of $1.28.

The Warrantholders may exercise the Warrants at any time, or from time to time up to and including the applicable expiration date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Warrantholders may also exercise the Warrants on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrants. The Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

Corporate Information

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc. Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

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THE OFFERING

Common Stock to be offered by the selling stockholders	Up to 1,724,019 shares of common stock.

Common Stock outstanding prior to this offering	45,900,821 shares of common stock as of June 30, 2024

Common Stock to be outstanding after this offering	47,624,840 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders, although we may receive cash from the exercise of the Warrants.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “XAIR.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 45,900,821 shares of our common stock outstanding as of June 30, 2024, and excludes:

●	11,166,844 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 at a weighted-average exercise price of $4.41 per share;

●	612,900 shares of our common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2024;

●	9,890,743 shares of our common stock issuable upon the exercise of warrants outstanding as of June 30, 2024 at a weighted-average exercise price of $2.37 per share (which number does not include the Warrants);

●	421,558 shares of our common stock available for future issuance under our Sixth Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “2013 Plan”) as of June 30, 2024; and

●	750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of June 30, 2024.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercise of options, (ii) no settlement of restricted stock units and (iii) no exercise of warrants (other than the Warrants).

The number of shares of common stock to be offered by the selling stockholders and the number of shares of our common stock to be outstanding after this offering assumes that the number of Conversion Shares is calculated by dividing the total aggregate convertible amount of $3,000,000 by 130% of the exercise price of the First Tranche Warrants as of the date of this prospectus (i.e., $1.66), or $2.158. If the exercise price of the Warrants is reduced, the number of Conversion Shares will increase.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and other documents that we file with the SEC, which are incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. In such case, the trading price of our common stock could decline, and our shareholders may lose all or part of their investment in the shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition to the other information contained in this prospectus, including the reports we incorporate by reference, you should consider the following factor before investing in our securities.

We are currently not in compliance with the continued listing standards of the Nasdaq Capital Market, and if we are unable to regain compliance, our common stock will be delisted from the exchange.

Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “XAIR”. The continued listing of our common stock on Nasdaq is subject to our compliance with a number of listing standards. On August 8, 2024, we received a letter from the Listing Qualifications Staff of Nasdaq (the “Staff”) notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had been below the minimum closing bid price of $1.00 per share, required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2). In June 2024, our shares began trading below $1.00, and the trading price of our shares has not yet risen above that price for a minimum of ten consecutive business days, as required by the listing standards to regain compliance.

The notification letter has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 days, or until February 4, 2025 (the “Compliance Date”) to regain compliance with the minimum bid price requirement. There can be no assurance that we will be able to regain compliance with these requirements or that our common stock will continue to be listed on Nasdaq. If we are unable to regain compliance by the Compliance Date, we may be eligible for consideration of a second 180-day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market with the exception of the minimum bid price requirement and provide Nasdaq with written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. There can be no assurance that, if we were to effect a reverse stock split after obtaining the required approvals and intending to regain compliance, the reverse stock split would cause our common stock to meet the bid price requirement. If the Company fails to regain compliance with the Nasdaq continued listing standards, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

Such a delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In addition, the delisting of our common stock could lead to a number of other negative implications such as a loss of media and analyst coverage, a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and likely result in a reduced level of trading activity in the secondary trading market for our securities, and materially adversely impact our ability to raise capital on acceptable terms or at all. Delisting from Nasdaq could also have other negative results, including the potential loss of confidence by our current or prospective third-party providers and collaboration partners, the loss of institutional investor interest, and fewer licensing and partnering opportunities. In the event of a delisting, we expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our common stock were no longer listed on Nasdaq, investors might only be able to trade on one of the over-the-counter markets. There is no assurance, however, that prices for our common stock would be quoted on one of these other trading systems or that an active trading market for our common stock would exist, which would materially and adversely impact the market value of our common stock and your ability to sell our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial position, business strategy, approved product and product candidates, certifications or approvals, timing of our clinical development activities, research and development costs, our commercialization plans and the expected timing thereof, timing and likelihood of success, and the plans and objectives of management for future operations and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus or the documents incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained in our most recently filed Annual Report on Form 10-K, as well as the following:

●	our ability to successfully commercialize our LungFit® PH system in the U.S.;

●	our ability to obtain a CE Certificate of Conformity to CE mark LungFit® in the European Union;

●	our expectation to incur losses for the next few years;

●	our ability to predict accurately the demand for our products, and products under development and to develop strategies to address markets successfully;

●	the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated;

●	the anticipated development of markets we sell our products into and the success of our products in these markets;

●	our future capital needs and our need to raise additional funds;

●	our ability to build a pipeline of product candidates and develop and commercialize our approved products;

●	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary certifications or regulatory approvals;

●	our ability to maintain our existing or future collaborations or licenses;

●	our ability to protect and enforce our intellectual property rights;

●	federal, state, and foreign regulatory requirements, including the FDA regulation of our approved product and product candidates;

●	our ability to remain listed on Nasdaq;

●	our ability to obtain and retain key executives and attract and retain qualified personnel; and

●	our ability to successfully manage our growth, including as a commercial-stage company.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

The net proceeds from any disposition of the Shares will be received by the selling stockholders. We will not receive any of the proceeds from any such Shares offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants, if any, for the general working capital purposes.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. The Loan and Security Agreement also prohibits us from paying any dividends. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Warrants and the Conversion Right. We are registering the Shares in order to permit the selling stockholders to offer the Shares for resale from time to time.

Neither the selling stockholders, nor any persons having control over the selling stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years.

The selling stockholders may sell some, all or none of their Shares. We do not know how long the selling stockholders will hold the Warrants, whether any will exercise the Warrants or the Conversion Right, and upon such exercise, how long such selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the Shares.

The following table presents information regarding the selling stockholders and the shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders without regard to ownership limitations set forth in the applicable agreements or other documents relating to such Shares or Warrants, including (i) all of the Shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling stockholders as of the date hereof, and reflects their respective holdings as of August 14, 2024. Except as noted below, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

The percentage of shares beneficially owned prior to the offering is based on 45,900,821 shares of our common stock actually outstanding as of June 30, 2024.

Name of Selling Stockholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering(1)	Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Avenue Venture Opportunities Fund, LP(1)	689,607	(2)	1.5	689,607	-
Avenue Venture Opportunities Fund II, LP(1)	1,034,412	(3)	2.2	1,034,412	-

(1)	Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund II, L.P. are both Delaware limited partnerships. Marc Lasry is the managing member of Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund, II LP. Mr. Lasry may be deemed to be the indirect beneficial owner of the securities reported by reason of his ability to direct the vote and/or disposition of such securities. The address of Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund II, L.P., and their affiliates, is 11 West 42nd Street, 9th Floor, New York, New York 10036.
(2)	Consist of (i) 133,537 Warrant Shares and (ii) 556,070 Conversion Shares.
(3)	Consist of (i) 200,306 Warrant Shares and (ii) 834,106 Conversion Shares.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Warrants and the Conversion Right on behalf of the selling stockholders named herein. The selling stockholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of their shares of common stock covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales after the registration statement of which this prospectus forms a part becomes effective;

●	transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	“at the market” into an existing market for the common stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell or transfer shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then market price.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

9

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the shares it sells for its own behalf, each selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to each selling stockholder will terminate on the date that all shares offered by the selling stockholder pursuant to this prospectus have been sold.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We will pay the expenses in connection with the registration of the shares being registered hereunder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities in accordance with the Loan and Security Agreement.

We agreed to use commercially reasonable efforts to keep this registration statement continuously effective under the Securities Act, and prepare and file prospectus supplements that includes any information previously omitted from the prospectus filed as part of the initial registration statement and pre- and post-effective amendments as necessary, until the date that all of the shares of our common stock issuable upon exercise of the Conversion Right and the exercise of the Warrants have been sold thereunder or pursuant to Rule 144.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

While the selling stockholders are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our certificate of incorporation authorizes us to issue up to 110,000,000 shares, 100,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of June 30, 2024, there were 45,900,821 shares of common stock outstanding, held by 105 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by our certificate of incorporation or by our bylaws.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences

The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The common stock is not subject to future calls or assessments by us. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of shares of any series of our preferred stock that we may classify and issue in the future.

Outstanding Stock Options

As of June 30, 2024, we had outstanding options to purchase 11,166,844 shares of our common stock at a weighted-average exercise price of $4.41 per share, 11,091,844 of which were underlying options granted pursuant to the 2013 Plan. The remaining options were options to purchase 75,000 shares of our common stock at a weighted-average exercise price of $10.68 per share issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). As of June 30, 2024, there were 421,558 shares of our common stock reserved for future issuance under our 2013 Plan.

Outstanding Restricted Stock Units

As of June 30, 2024, we had 612,900 shares of our common stock underlying outstanding restricted stock units, none of which was underlying outstanding restricted stock units which were issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

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2021 Employee Stock Purchase Plan

As of June 30, 2024, there were 750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of June 30, 2024, we had outstanding warrants to purchase up to an aggregate of 10,224,586 shares of our common stock at a weighted-average exercise price of $2.35 per share (which number includes the Warrants).

Conversion Shares

As of June 30, 2024, we had granted conversion rights to the selling stockholders to acquire an aggregate of 1,390,176 shares of our common stock, upon conversion of up to $3,000,000 of the outstanding principal amount under the senior secured term loans issued by us pursuant to the Loan and Security Agreement, calculated by dividing such total aggregate convertible amount by 130% of the exercise price of the First Tranche Warrants as of the date of this prospectus (i.e., $1.66), or $2.158.

Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and

●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

The Nasdaq Capital Market

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol “XAIR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

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LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38892. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended March 31, 2024, filed on June 24, 2024;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed on August 6, 2024;
●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on June 18, 2024. June 27, 2024 and August 9, 2024; and
●	the description of our common stock contained in our Registration Statement on Form 8-A filed on May 3, 2019, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Beyond Air, Inc., General Counsel, at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.beyondair.net. The information on such website is not incorporated by reference and is not a part of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.beyondair.net, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

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1,724,019 Shares of Common Stock

PROSPECTUS

                 , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee*	$0
Accountant’s fees and expenses	15,000
Legal fees and expenses	50,000
Printing and miscellaneous expenses	3,000
Total expenses	$68,000

*The SEC registration fee for this registration statement is fully offset, pursuant to Rule 457(p) under the Securities Act, by the unutilized registration fee paid by the Company for a prior registration statement.

II-1

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we are authorized to provide indemnification of (and advancement of expenses to) our directors, officers and agents (and any other persons to which applicable law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Our bylaws provide that (i) we shall indemnify our directors and executive officers (as defined under the Exchange Act); provided, however, that we may modify the extent of such indemnification by individual contracts with its directors and executive officers and (ii) we shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index List below, which is incorporated by reference herein.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 29, 2016, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.3	Merger Completion Certificate, dated as of December 29, 2016, by and among Red Maple Ltd. and Advance Inhalation (AIT) Ltd., filed as Exhibit 2.3 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc., dated as of January 9, 2017, filed as Exhibit 3.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. filed as Exhibit 3.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of June 25, 2019, filed as Exhibit 3.3 to our Annual Report on Form 10-K filed with the SEC on June 28, 2019 and incorporated herein by reference.

3.4	Form of Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc. (included in Appendix C to our Definitive Proxy Statement, as filed with the SEC on January 22, 2021 and incorporated herein by reference).

4.1	Form of Common Stock Certificate, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2017 and incorporated herein by reference.

4.2	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 15, 2023, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 20, 2023.

4.3	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 15, 2023, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 20, 2023.

4.3	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 21, 2024, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

4.4	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 21, 2024, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

10.1	Loan and Security Agreement, by and among Beyond Air, Inc., Beyond Air Ltd., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 15, 2023, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 20, 2023.

10.2	Supplement to the Loan and Security Agreement, by and among Beyond Air, Inc., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 15, 2023, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on June 20, 2023.

10.3	First Amendment to Loan Documents, by and among Beyond Air, Inc., Beyond Air Ltd., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 21, 2024, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

23.1	Consent of Marcum LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Filing Fee Table

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Garden City, State of New York, on this 20th day of August, 2024.

BEYOND AIR, INC.

By:	/s/ Steven Lisi
Name:	Steven Lisi
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Lisi and Adam Newman as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven Lisi	Chairman and Chief Executive Officer (Principal Executive Officer)	August 20, 2024
Steven Lisi

/s/ Douglas Larson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2024
Douglas Larson

/s/ Amir Avniel	President and Chief Operating Officer and Director	August 20, 2024
Amir Avniel

/s/ Erick Lucera	Director	August 20, 2024
Erick Lucera

/s/ Yoori Lee	Director	August 20, 2024
Yoori Lee

/s/ William Forbes	Director	August 20, 2024
William Forbes

/s/ Ron Bentsur	Director	August 20, 2024
Ron Bentsur

/s/ Robert Carey	Director	August 20, 2024
Robert Carey

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